Exhibit 16 (a)(21)
Subsidiaries of the Registrant
ING LIFE INSURANCE AND ANNUITY COMPANY

SUBSIDIARY	STATE OF INCORPORATION
Directed Services LLC	Delaware
ING Financial Advisers, LLC	Delaware